Exhibit 99.2

Warren Resources, Inc., et al.

Initial Budget

DRAFT: Subject to Material Revision

Report Date: 06/02/16

	Week ending	Jun-05	Jun-12	Jun-19	Jun-26	Jul-03	Jul-10	Jul-17	Jul-24	Jul-31	Aug-07	Aug-14	Aug-21	Aug-28	Sep-04
United States Dollar ($ Million)	Period	1	2	3	4	5	6	7	8	9	10	11	12	13	14
Production Receipts		0.0	0.0	—	4.5	—	0.0	—	3.2	1.8	—	0.0	3.3	2.3	—
Joint Interest Billing Receipts		—	—	—	0.5	—	—	—	0.4	—	—	—	0.4	—	—
Hedge Proceeds and Other Operating Receipts		—	1.3	—	0.2	—	1.3	—	—	0.2	1.0	0.0	—	0.2	—

Total Operating Receipts		0.0	1.3	—	5.2	—	1.3	—	3.6	2.0	1.0	0.1	3.7	2.5	—
Lease operating expenses		—	(1.0)	(1.3)	—	(2.1)	—	(1.9)	—	(2.8)	—	—	(1.6)	—	(2.0)
Ad Valorem Taxes		—	—	—	—	—	—	—	—	—	—	—	—	—	—
Severance Taxes		—	—	—	—	(0.0)	—	—	—	(0.0)	—	(0.2)	—	(0.0)	—
Royalties		—	(0.9)	—	—	(1.2)	—	—	—	(1.2)	—	—	—	—	(1.4)
General and administrative expense		(0.0)	(0.3)	(0.3)	—	(0.8)	—	(0.4)	—	(0.7)	—	—	(0.4)	—	(0.2)
Salaries		—	(0.3)	—	(0.3)	—	(0.3)	—	(0.3)	—	(0.3)	—	(0.3)	—	(0.3)

Total Operating Disbursements		(0.0)	(2.5)	(1.6)	(0.3)	(4.1)	(0.3)	(2.3)	(0.3)	(4.8)	(0.3)	(0.2)	(2.3)	(0.0)	(3.9)

Net Cash Flow From Operations		0.0	(1.2)	(1.6)	4.9	(4.1)	1.0	(2.3)	3.3	(2.8)	0.7	(0.2)	1.4	2.5	(3.9)
Debt Service		—	—	—	—	(0.0)	—	—	—	(0.0)	—	—	—	—	(0.6)
Restructuring Disbursements		(0.8)	(0.4)	—	—	(6.2)	—	(0.0)	—	(3.4)	—	—	—	—	(3.4)

Total Non-Operating Disbursements		(0.8)	(0.4)	—	—	(6.2)	—	(0.0)	—	(3.4)	—	—	—	—	(4.0)

Net Cash Flow		(0.8)	(1.6)	(1.6)	4.9	(10.3)	1.0	(2.4)	3.3	(6.3)	0.7	(0.2)	1.4	2.5	(7.9)

Debtor-In-Possession Facility Drawdown		—	—	—	—	—	—	—	—	—	—	—	—	—	4.0
Movement in Restricted Cash		—	10.0	—	—	—	—	—	—	—	—	—	—	—	—

Opening Cash Balance		3.8	3.0	11.4	9.8	14.7	4.4	5.4	3.0	6.3	0.1	0.8	0.6	2.0	4.5

Ending Cash Balance		3.0	11.4	9.8	14.7	4.4	5.4	3.0	6.3	0.1	0.8	0.6	2.0	4.5	0.6

Restricted Cash		10.0	—	—	—	—	—	—	—	—	—	—	—	—	—
Debtor-In-Possession Facility Availability		20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0	16.0

Warren Resources, Inc., et al.

Initial Budget

DRAFT: Subject to Material Revision

Report Date: 06/02/16

	Week ending	Sep-11	Sep-18	Sep-25	Oct-02	Oct-09	Oct-16	Oct-23	Oct-30	Nov-06	Nov-13	Nov-20	Nov-27	Dec-04	Total ending
United States Dollar ($ Million)	Period	15	16	17	18	19	20	21	22	23	24	25	26	27	period - 27
Production Receipts		0.0	—	5.9	—	—	0.0	3.3	2.7	—	0.1	3.3	2.9	—	33.5
Joint Interest Billing Receipts		—	—	0.4	—	—	—	0.4	—	—	—	0.3	—	—	2.4
Hedge Proceeds and Other Operating Receipts		0.9	—	0.2	—	0.8	—	—	0.2	0.8	—	—	0.2	—	7.2

Total Operating Receipts		0.9	—	6.5	—	0.8	0.0	3.7	2.9	0.8	0.1	3.6	3.1	—	43.1
Lease operating expenses		—	(1.6)	—	(2.0)	—	(1.6)	—	(1.5)	—	—	(1.6)	—	(1.2)	(22.3)
Ad Valorem Taxes		—	—	—	—	—	—	—	(1.6)	—	—	—	—	—	(1.6)
Severance Taxes		—	—	(0.0)	(0.0)	—	—	—	(0.0)	(0.0)	—	—	—	(0.0)	(0.4)
Royalties		—	—	—	(1.6)	—	—	—	(1.7)	—	—	—	—	(1.7)	(9.7)
General and administrative expense		—	(0.4)	—	(0.2)	—	(0.4)	—	(0.3)	—	—	(0.4)	—	(0.2)	(4.9)
Salaries		—	(0.3)	—	(0.3)	—	(0.3)	—	(0.3)	—	(0.3)	—	(0.3)	—	(3.9)

Total Operating Disbursements		—	(2.3)	(0.0)	(4.1)	—	(2.3)	—	(5.4)	(0.0)	(0.3)	(1.9)	(0.3)	(3.2)	(43.0)

Net Cash Flow From Operations		0.9	(2.3)	6.4	(4.1)	0.8	(2.3)	3.7	(2.5)	0.7	(0.2)	1.7	2.8	(3.2)	0.2
Debt Service		—	—	—	(0.1)	—	—	—	—	(0.3)	—	—	—	(0.1)	(1.1)
Restructuring Disbursements		—	—	—	(3.4)	—	—	—	(3.4)	—	—	—	—	(10.8)	(31.9)

Total Non-Operating Disbursements		—	—	—	(3.5)	—	—	—	(3.4)	(0.3)	—	—	—	(10.9)	(33.0)

Net Cash Flow		0.9	(2.3)	6.4	(7.6)	0.8	(2.3)	3.7	(5.9)	0.4	(0.2)	1.7	2.8	(14.1)	(32.9)

Debtor-In-Possession Facility Drawdown		—	1.0	—	1.0	—	2.0	—	2.0	—	—	—	—	10.0	20.0
Movement in Restricted Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	10.0

Opening Cash Balance		0.6	1.6	0.3	6.7	0.1	0.9	0.6	4.3	0.3	0.8	0.5	2.2	5.0	3.8

Ending Cash Balance		1.6	0.3	6.7	0.1	0.9	0.6	4.3	0.3	0.8	0.5	2.2	5.0	0.9	0.9

Restricted Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	—
Debtor-In-Possession Facility Availability		16.0	15.0	15.0	14.0	14.0	12.0	12.0	10.0	10.0	10.0	10.0	10.0	—	—